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Exhibit 5.1

September 14, 2004

Axcess International, Inc.
3208 Commander Drive
Carrollton, Texas 75006

  Re:
  Registration Statement Form SB-2 of up to 12,643,278 Shares of Common Stock of Axcess International, Inc.

Ladies and Gentlemen:

        We have acted as counsel to Axcess International, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the Securities Act of the offer and sale by certain stockholders of the Company listed in the Registration Statement, from time to time, pursuant to Rule 415 of the Securities Act, of up to 12,643,278 shares of Common Stock, par value $.01 per share of the Company (the "Securities").

        We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) the Registration Statement and all exhibits thereto, (iii) the Minutes and Resolutions of the Board of Directors of the Company authorizing and approving the issuance of the Securities and the Registration Statement and (iv) such other statutes, records, certificates, agreements, and documents as we have deemed necessary or appropriate for purposes of the opinion hereafter expressed. As to various questions of the fact material to the opinion hereinafter expressed, we have relied in part, and to the extent we have deemed necessary or appropriate, without independent check or verification of their accuracy, on the representation and warranties of the Company contained in the records, certificates, agreements, instruments, and documents furnished or made available to us by the Company or the officers or other representatives of the Company, including, without limitation, the representations of the Company regarding receipt of consideration for the Securities (having a value not less than the par value of the Securities). In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies thereof, and the authenticity of the originals of such latter documents. Finally, we have assumed that all formalities required by the Certificate of Incorporation and Bylaws of the Company and the DGCL (as defined below) will comply by the Company when the Securities were issued.

        Based upon the foregoing, subject to the assumptions, qualifications, limitations, and exceptions set forth herein, and reliance on the statements of facts contained in the documents that we have examined, we are of the opinion that the Securities have been duly authorized and are validly issued, fully paid and nonassessable.

        The opinions expressed herein are limited to the federal laws of the United States of America and, to the extent relevant to the opinion expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, and each case is currently in effect, and judicial decisions reported as the date hereof and interpreting the DGCL in such provisions of the Delaware Constitution.

        You have informed us that the selling stockholders may sell the Securities from time to time on a delayed basis. This opinion is limited to the laws referred to above as in effect on the date hereof as to all facts as the currently exist.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name under the "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ Vial Hamilton Koch & Knox LLP

                      Vial, Hamilton, Koch & Knox, L.L.P.

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  Exhibit 5.1